                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                            FOR TYECIN SYSTEMS, INC.



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Manugistics Group, Inc. of our reported dated March 6, 1998, except as to Note 11, which is as of June 1, 1998, related to the consolidated financial statements of TYECIN Systems, Inc. (not presented separately therein), which appears in Manugistics Group Inc.'s Annual Report of Form 10-K for the year ended February 29, 2000.



/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, California
December 21, 2000